Exhibit 31.1: Sarbanes-Oxley Certification
Re: Credit Suisse First Boston Mortgage Securities Corp.
Home Equity Asset Trust 2005-8
Home Equity Pass-Through Certificates, Series 2005-8
I, Bruce Kaiserman, certify that:
1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Home Equity Asset Trust 2005-8 (the "Trust");
2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
3. Based on my knowledge, the distribution information required to be prepared by the
Trustee based upon the servicing information required to be provided by the Servicers under the Pooling and Servicing Agreement is included in these reports;
4. Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing
Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Servicers have fulfilled their obligations under the Pooling and Servicing
Agreement; and
5. The reports disclose all significant deficiencies relating to the Servicers' compliance with the minimum servicing standards based, in each case, upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement that is included in these reports.
In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: the Servicers (other than Select Portfolio Servicing, Inc.) and the Trustee.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of October 1, 2005 (the "Pooling and Servicing Agreement"), among
Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), DLJ Mortgage
Capital, Inc., as seller (in such capacity, the "Seller"), Select Portfolio Servicing, Inc. ("SPS"), as a servicer
(in such capacity, a "Servicer") and as special servicer (in such capacity, the "Special Servicer"), Wells
Fargo Bank, N.A. ("WFBNA"), as a servicer (in such capacity, a "Servicer" and together with SPS, the
"Servicers") and as master servicer (in such capacity, the "Master Servicer"), Clayton Fixed Income
Services Inc., as credit risk manager (in such capacity, the "Credit Risk Manager") and U.S. Bank National
Association as trustee (in such capacity, the "Trustee").

/s/ Bruce Kaiserman
Bruce Kaiserman
Vice President
March 30, 2006